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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 18, 2004




                        THE DUN & BRADSTREET CORPORATION
             (Exact name of registrant as specified in its charter)


       Delaware                       1-1597                  22-3725387

(State or other jurisdiction        (Commission            (I.R.S. Employer
of incorporation)                   File Number)           Identification No.)


103 JFK Parkway, Short Hills, NJ                              07078

(Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (973) 921-5500



         (Former name or former address, if changed since last report.)
================================================================================





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Item 9.   Regulation FD Disclosure.

         This Current Report on Form 8-K and the press release attached hereto are being furnished by The Dun & Bradstreet Corporation (the "Company") insofar as they disclose earnings guidance relating to the 2004 fiscal year.

         On March 18, 2004, the Company issued a press release announcing revised earnings guidance for the 2004 fiscal year. A copy of the press release is attached hereto.

         In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   The Dun & Bradstreet Corporation

                                By:/s/ David J. Lewinter
                                   ------------------------------------------
                                   David J. Lewinter
                                   Senior Vice President, General Counsel &
                                     Corporate Secretary



DATE: March 18, 2004

























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                                                                [D&B LOGO]
                                                          Decide With Confidence




Contacts :
Joanne Carson (Media)                      Kathy Guinnessey (Investors/Analysts)
Carsonj@dnb.com                            Guinnesseyk@dnb.com
973.921.5610                               973.921.5665

Peter Scaramanga (Europe Media)
Peter.scaramanga@bisslancaster.com
++ 44 207 022 4110


                  D&B Forms Strategic Relationship for Central
                                European Markets


o Agreement will Enhance D&B's Global Data Coverage, Strengthen Sales and Marketing Solutions
o    Company Raises GAAP Earnings Guidance, non-GAAP Guidance Unchanged

SHORT HILLS, NJ - March 18, 2004 -- D&B (NYSE: DNB), the leading provider of global business information and technology solutions, today announced an agreement to sell its operations in Germany, Austria, Switzerland, Poland, Hungary and the Czech Republic to Bonnier Affarsinformation Holding AB (Bonnier Business Information) for proceeds of approximately $24 million. Bonnier Business Information, based in Stockholm, Sweden, is a leading business information provider in Europe and its Hoppenstedt business is one of the leading sales and marketing solutions brands in Germany. Bonnier Business Information entered into a similar transaction with D&B for the Nordic markets in December 2003.

The sale is part of a strategic relationship whereby Bonnier Business Information will operate the acquired businesses under the D&B brand name and distribute D&B-branded products and solutions in these Central European markets. In addition, D&B will receive access to Bonnier Business Information's Central


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European business information databases for international use, benefiting in particular from its depth and breadth of sales and marketing solutions data. As part of this agreement, Bonnier Business Information intends to make targeted investments to enhance the depth and richness of the Central European database.

D&B will provide technical support for the businesses purchased by Bonnier Business Information under a multi-year services agreement. These Central European operations generated $52 million in revenues in 2003. The operations have approximately 370 employees, almost all of whom will transfer to Bonnier Business Information after the relationship is established.

"With this transaction, we will provide our customers with access to enhanced global data, thus improving our customer value proposition and reinforcing the strength of the D&B brand," said Allan Z. Loren, chairman and chief executive officer of D&B.

"This expansion of our strategic relationship with Bonnier Business Information reflects our progress in delivering on our commitment to enhance D&B's competitive position and performance in Europe," Loren added. "As we've previously said, we will continue to use different approaches to improve our competitive position from market to market. In some markets we will invest to strengthen our position and in other markets, we will establish strategic relationships to enhance our global data quality and coverage and increase shareholder value through improved operating margins."

The transaction is subject to regulatory approvals and customary closing conditions and is expected to close during May. D&B currently expects to recognize a non-core pre-tax gain of approximately $5 million in the second quarter. As a result, the Company has increased its GAAP earnings guidance. The Company currently expects its 2004 diluted earnings per share, on a GAAP basis, to be between $2.81 to $2.92 per share, compared with the previous guidance of $2.76 to $2.87 per share. The proceeds and gain expected from this transaction may change based on the value of the net assets of the businesses being sold on the date of closing of the transaction.

These businesses are marginally profitable, and therefore the sale will not have a material impact on non-GAAP earnings guidance, revenue growth or free cash flow. The Company continues to expect 2004 diluted earnings per share on a non-GAAP basis to be between $2.94 and $2.99 per share, revenue growth of 3% to 5% and free cash flow of $230 million to $245 million.

                                       ###


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About D&B
D&B (NYSE: DNB), the leading provider of global business information, tools and insight, has enabled customers to Decide with Confidence for over 160 years. D&B's proprietary DUNSRight(TM) process provides customers with quality information whenever and wherever they need it. This quality information is the foundation of D&B's solutions that customers rely on to make critical business decisions. Customers use D&B Risk Management Solutions to mitigate risk, increase cash flow and drive increased profitability, D&B Sales & Marketing Solutions to increase revenue from new and existing customers, and D&B Supply Management Solutions to identify purchasing savings, manage risk and ensure compliance within the supply base. D&B's E-Business Solutions help customers convert prospects to clients faster. For more information, please visit www.dnb.com.

About Bonnier Business Information
Bonnier Affarsinformation Holding AB (Bonnier Business Information) provides business information products and services through more than 70 subsidiaries in 18 European countries. Customers depend on Bonnier Business Information's units to provide solutions in such areas as Direct Marketing, Financial Information, Company and Credit Information, Product Information, and Vertical and Venture markets. Bonnier Business Information has total sales on an annual basis of around $280 million. This includes revenues from the D&B Nordic businesses which were consolidated from December 1, 2003. The company has 1,684 employees. Bonnier Business Information is a subsidiary of Bonnier AB, a private media company based in Sweden. For more information, please visit www.bonnier.com.

Forward-Looking and Cautionary Statements
Certain statements in this press release contain projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

Risks, uncertainties and assumptions concerning this transaction include the possibility that the closing conditions contained in the agreement will not be satisfied, or that the net proceeds we will receive, in connection with this transaction, or the pre-tax gain we will recognize, will vary based upon the value


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of the net assets of the businesses in Germany, Austria, Switzerland, Poland,
Hungary and the Czech Republic on the closing date.

Demand for D&B's products is subject to intense competition, changes in customer preferences, and to a lesser extent, economic conditions which impact customer behavior. The Company's results are also dependent upon its continued ability to:

o reallocate expenses to invest for growth through its financial flexibility program;
o invest in its database and maintain its reputation for providing reliable data;
o execute on its plan to improve the business model of its International segment and thereby improve its global data quality while realizing improved financial performance in that segment;
o stabilize the decline in the traditional Risk Management Solutions transactional usage;
o manage employee satisfaction and maintain its global expertise as it implements its financial flexibility program;
o protect against damage or interruptions affecting its database or its data centers; and
o    develop new products or enhance existing ones to meet customer needs.

The Company is also subject to the effects of foreign economies, exchange rate fluctuations and U.S. and foreign legislative or regulatory requirements. Its results are also dependent upon the availability of data for its database. Developments in any of these areas could cause results to differ materially from results that have been or may be projected.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B's operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the section entitled "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A")," and the subsection entitled "Trends, Risks and Uncertainties" in the MD&A. Copies of the Company's Annual Report on Form 10-K are available on its web site at www.dnb.com and on the SEC's web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements.